UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201740	47-1963189
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S.Eastern Ave, Suite 200, Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

1-702-595-2247

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2018, Barrel Energy Inc. (the “Company”) entered into separate Subscription Agreements with 17 persons under which 25,000,000 shares of the Company’s common stock were sold for $0.001 per share. This included Harpreet Sangha, the Company’s Chairman, who entered into an agreement to purchase 10,000,000 shares of the Company’s common stock and Craig Alford, the Company’s President, who entered into an agreement to purchase 4,000,000 shares of the Company’s common stock. The Subscription Agreements were approved by the Company’s Board of Directors.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The sales of the 25,000,000 shares of the Company’s common stock occurred on November 5, 2018. The sales were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933 and, with respect to a majority of the purchasers, Regulation S.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: November 7, 2018	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman

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